CUSIP NO. 780008108	13D	PAGE 11 OF 12 PAGES

Exhibit (3) of Schedule 13D

EXECUTIVE OFFICERS AND DIRECTORS OF SONY CORPORATION OF AMERICA

The following description sets forth (i) the name and title of each executive officer and director of Sony Corporation of America, and (ii) each such individual’s business address and present principal occupation. Unless otherwise specified, each person listed below is a citizen of the United States and has his or her principal business address at 550 Madison Avenue, New York, New York 10022.

Name	Present Principal Occupation or Employment
Nobuyuki Idei*	Chairman of the Board. Chairman of the Board, Representative Director and Chief Executive Officer of Sony Corporation.**

Kunitake Ando*	Director. President, Chief Operating Officer and Representative Director of Sony Corporation.**

Howard Stringer	Director, Chairman, Chief Executive Officer and President.

Teruo Masaki*	Director. Corporate Senior Executive Vice President and Director of Sony Corporation.**

Ken Kutaragi* 1-1 Akasaka 7-Chome, Minato-ku, Tokyo, 107-0052 Japan	Director. President and Chief Executive Officer of Sony Computer Entertainment Inc.

H. Paul Burak 575 Madison Avenue New York, NY 10154	Director. Partner, Katten Muchin Zavis Rosenman.

Teruhisa Tokunaka*	Director. Executive Deputy President, Chief Strategy Officer and Representative Director of Sony Corporation.**

Kenichiro Yonezawa*	Director. Corporate Executive Vice President in charge of Corporate Human resources and Corporate General Affairs.**

Kenji Kitatani*	Executive Vice President.

Nicole Seligman	Executive Vice President, General Counsel and Secretary.

Robert Wiesenthal	Executive Vice President and Chief Financial Officer.

Emily Susskind	Executive Vice President.

Mary Jo Green	Senior Vice President and Treasurer.

Karen Halby 555 Madison Avenue New York, NY 10022	Senior Vice President.

Steven Kober	Senior Vice President and Controller.

*	Citizen of Japan.

**	The principal business address of Sony Corporation is 6-7-35 Kitashinagawa, Shinagawa-ku, Tokyo 141-0001 Japan.